TEMTEX INDUSTRIES, INC.
                     NOTE PURCHASE AGREEMENT

     This Note Purchase Agreement (this "Agreement") is made and entered into as of the 19th day of July, 2002 by and among Temtex Industries, Inc., a Delaware corporation (the "Company"), and the persons identified on Exhibit A attached hereto (individually, an "Investor" and collectively, the "Investors").

                            Recitals

     WHEREAS, the Company desires to sell and issue to the Investors, and the Investors desire to purchase and acquire from the Company, Subordinated Convertible Notes (in the form attached as Exhibit B hereto, the "Convertible Notes") in the aggregate principal amount of $750,000; and

     WHEREAS, the terms of the Convertible Notes will permit the Investors to convert the Convertible Notes, in whole or in part, into shares of the Company's $0.20 par value common stock (the "Common Stock"), subject to the terms and conditions of the Convertible Notes; and

     WHEREAS, in connection with the execution of this Agreement, certain of the Investors are being issued Warrants to purchase an aggregate of 250,000 shares of Common Stock of this Corporation
(the "Warrants");

     WHEREAS, in connection with the Investors' execution of this Agreement and their purchase of the Convertible Notes, the Company is entering into an Investors' Rights Agreement (the
"Investors' Rights Agreement") and an existing significant stockholder is entering into a Voting Agreement (the "Voting
Agreement");

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follow:

1.   PURCHASE AND SALE OF STOCK.

     1.1  Sale and Issuance of Convertible Notes.

     Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing, and the Company agrees to sell and issue to each Investor, severally and not jointly, at the Closing, a Convertible Note in the original principal amount set forth opposite such Investor's name on Exhibit A attached hereto.

     1.2  Closing.

          (a) The purchase and sale of the Convertible Notes shall take place at the offices of Arter & Hadden LLP, Dallas, Texas, at 9:00 a.m., on July 19, 2002, or at such other time and place as the Company and Investors acquiring more than half of the face amount of the Convertible Notes in the aggregate being sold pursuant hereto (a "Majority") shall mutually agree, either orally or in writing (which time and place are designated as the "Closing").

          (b) At the Closing, the Company shall deliver to each Investor the appropriate Convertible Note originally executed by a duly authorized representative of the Company against a wire transfer to the Company in immediately available funds in an amount equal to the face amount of each such Convertible Note.

     1.3  No Collateral; Subordination.

     The Company's obligation to repay the principal of and interest on the Convertible Notes shall be made without the grant of collateral or security of any kind. The Investors acknowledge and agree that the Convertible Notes represent general unsecured obligations of the Company only. Further, each of the Investors acknowledges and agrees that the Convertible Notes are subordinated to certain other indebtedness of the Company as provided expressly therein.

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants to each Investor that as of the date of this Agreement, except as set forth on the Disclosure Letter furnished to each Investor hereunder:

     2.1  Organization; Good Standing; Qualification.

     The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted, to execute and deliver this Agreement and the agreements, instruments and certificates to be executed in connection herewith, including, without limitation, the Convertible Notes, the Warrants, the Investors' Rights Agreement and the Voting Agreement (collectively, the "Ancillary Agreements"), to issue and sell the Convertible Notes, the Warrants and the shares of Common Stock issuable upon conversion of the Notes and/or the Warrants (the "Conversion Shares") (collectively, the "Securities"), and to carry out the provisions of this Agreement and the Ancillary Agreements. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties, prospects, or financial condition.

     2.2  Authorization.

     All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Ancillary Agreements, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance), sale, and delivery of the Convertible Notes and Warrants being sold hereunder and the Conversion Shares issuable upon conversion thereof has been taken or will be taken prior to the Closing, and this Agreement and the Ancillary Agreements, when executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent that the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable laws (collectively, the "Enforceability Exceptions").

     2.3  Capitalization.

     As of the date hereof, the authorized, issued and outstanding capital stock of the Company is as set forth in
Section 2.3 of the Disclosure Letter and no other shares of capital stock of the Company will be outstanding as of the Closing Date. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Other than as set forth in Section 2.3 of the Disclosure Letter, as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries are obligated to register the sale of any of its or their securities under the Securities Act of 1933, as amended (the "Securities Act") (except pursuant to the Investors' Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Conversion Shares. The Company has furnished to the Investors true and correct copies of the Company's Certificate of Incorporation and Bylaws, and of all securities convertible into or exercisable for Common Stock.

     2.4  Governmental Authorization.

     The execution and delivery by the Company of this Agreement and the Ancillary Agreements does not and will not, the issuance and sale by the Company of the Convertible Notes and the Warrants does not and will not, and the consummation of the transactions contemplated hereby and by the other Ancillary Agreements will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except (a) such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing Date, (b) such actions or filings that, if not obtained, would not result in a material adverse effect on the Company's business, properties, prospects or financial condition, and (c) the filing of a "Form D" as necessary.

     2.5  Issuance of Securities.

          (a) Convertible Note. Upon payment by the Investors of the original principal amount of the Convertible Notes, such Convertible Notes will represent valid and binding obligations of the Company, enforceable in accordance with their terms.

          (b) Warrants. Upon payment by David Dalton and the Leonard Kee Living Trust of the original principal amount of Convertible
Notes being purchased by them hereunder, each shall be entitled to receive the Warrants issuable to them as provided in
Section 4.11 below without further cost or consideration and upon the issuance thereof to them, such Warrants will represent valid and binding obligations of the Company, enforceable in accordance with their terms.

          (c) Conversion Shares. Upon exercise in accordance with the terms of the Convertible Notes, the issuance of the Conversion
Shares shall be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of any taxes, liens, claims, encumbrances and charges with respect to issuance and shall not be subject to preemptive rights or similar rights of any other stockholders of the Company.

          (d) Compliance with Laws. Assuming the representations and warranties of the Investors herein are true and correct, each of the Convertible Notes and Warrants will have been issued in material compliance with all applicable U.S. federal and state securities laws.

     2.6  No Conflicts.

     The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is a party did not and will not, the issuance and sale by the Company of the Convertible Notes and the Conversion Shares did not and will not and the consummation of the transactions contemplated hereby and by the other Ancillary Agreements will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the Company's Certificate of Incorporation or Bylaws, (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any subsidiary or any of their respective assets, or result in the creation or imposition of any lien on any asset of the Company or any subsidiary.

     2.7  Financial Information and SEC Reports.

     During the fiscal year ended August 31, 2001 and for the current fiscal year ending August 31, 2002, the Company has timely filed all forms, reports and documents with the Securities and Exchange Commission (the "Commission") required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being referred to herein collectively as the "SEC Reports"). Such SEC Reports, at the time filed, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable to such SEC Reports. None of the SEC Reports, including without limitation, any financial statements or schedules included therein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The audited and unaudited consolidated balance sheets of the Company and its subsidiaries contained in the SEC Reports and the related consolidated statements of income, changes in stockholders' equity and changes in cash flows for the periods then ended, including the footnotes thereto, except as indicated therein, (i) complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto and (ii) have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except that (A) the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments and (B) as set forth on Section 2.7 of the Disclosure Letter. Such financial statements fairly present the financial condition of the Company and its subsidiaries at the dates indicated and the consolidated results of their operations and cash flows for the periods then ended.

     2.8  Litigation.

     Except as set forth in the SEC Reports or on Section 2.8 of the Disclosure Letter, there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, properties, prospects or financial condition of the Company or which challenges the validity of this Agreement or any Ancillary Agreements.

     2.9  Environmental Matters.

     As of the Closing Date, the costs and liabilities associated with Environmental Laws (as hereinafter defined), if any, including the cost of compliance therewith, are unlikely to have a material adverse effect on the business, prospects, properties or financial condition of the Company. Each of the Company and its subsidiaries conducts its businesses in compliance in all material respects with all applicable Environmental Laws. As used herein, "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

     2.10 Taxes.

     All United States federal, state, county, municipality local or foreign income tax returns and all other material tax returns which are required to be filed by or on behalf of the Company and each subsidiary have been filed and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and each subsidiary have been paid except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company and each subsidiary in respect of taxes or other governmental charges have been established in accordance with GAAP.

     2.11 Subsidiaries.

     Other than as set forth in Section 2.11 of the Disclosure
Letter, the Company has no subsidiaries.

     2.12 Not an Investment Company.

     Neither the Company nor any subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     2.13 No Solicitation; No Integration with Other Offerings.

     No form of general solicitation or general advertising was used by the Company or, to the best of its actual knowledge, any other person acting on behalf of the Company, in connection with the offer and sale of the Convertible Notes or the Warrants. The issuance of the Convertible Notes and the Warrants to the Investors will not be integrated with any other issuance of the Company's securities (past, current or future).

     2.14 Permits.

     (a) Each of the Company and its subsidiaries has all material Permits (as hereinafter defined); (b) all such Permits are in full force and effect, and each of the Company and its subsidiaries has fulfilled and performed all material obligations with respect to such Permits; (c) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit; and (d) the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit. As used herein, "Permit" shall mean all domestic and foreign licenses, franchises, grants, authorizations, permits, easements, variances, exemptions, consents, certificates, orders and approvals necessary to own, lease and operate the properties of, and to carry on the business of the Company and its subsidiaries.

     2.15 Intellectual Property Rights.

     Each of the Company and its subsidiaries owns, or is licensed under, and has the rights to use, all material patents, trademarks, trade names, copyrights, technology, know-how and processes (collectively, "Intellectual Property") used in, or necessary for the conduct of its business; no claims have been asserted by any person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto.

     2.16 Insurance.

     The Company and its subsidiaries maintain, with financially sound and reputable insurance companies, insurance in at least such amounts and against such risks as is considered reasonable by the Board of Directors thereof. Except as included in
Section 2.16 of the Disclosure Letter, all insurance coverages of the Company and its subsidiaries are in full force and effect and there are no past due premiums in respect of any such insurance.

     2.17 Registration Rights; Voting Rights.

     Except as provided in the Investors' Rights Agreement, the Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued. To the Company's knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

     2.18 Offering.

     Assuming the truth and accuracy of each Investors' representations set forth in this Agreement, the offer, sale and issuance of the Convertible Notes, the Warrants and Conversion Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.   REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

     Each Investor hereby represents and warrants to the Company as follows:

     3.1  Authorization.

     Such Investor has full power and authority to enter into this Agreement, and that this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of such Investor, except for the Enforceability Exceptions.

     3.2  Purchase Entirely for Own Account.

     This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Securities will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

     3.3  Reliance upon Investors' Representations.

     Each Investor understands that the Convertible Notes and Warrants are not, and any Conversion Shares acquired on conversion thereof at the time of issuance will not be, registered under the Securities Act because the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to
Section 4(2) thereof and/or regulations promulgated thereunder, and that the Company's reliance on such exemption is predicated on the Investors' representations set forth herein. Each Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. No Investor has any such intention.

     3.4  Receipt of Information.

     Each Investor warrants that such Investor has received all the information such Investor considers necessary or appropriate for deciding whether to purchase the Securities. Each Investor further represents that such Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Investor or to which such Investor had access. Each Investor acknowledges and agrees that, while the information provided in the Disclosure Letter forms a part of the information received by the Investor in deciding whether to purchase the Securities, it does not represent all of such information.

     3.5  Investment Experience.

     Each Investor represents that such Investor is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that such Investor is able to fend for himself, herself or itself, can bear the economic risk of such Investor's investment, and has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, Investor also represents that such Investor has not been organized for the purpose of acquiring the Securities.

     3.6  Accredited Investor.

          (a)  The term "Accredited Investor" as used herein refers to:

               (i) A person or entity who is a director or executive officer of the Company;

               (ii) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Exchange Act; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under
          Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in
          Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total as-sets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

               (iii) Any private business development company as defined in
          Section 202(a)(22) of the Investment Advisers Act of 1940;

               (iv) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

               (v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of the purchase exceeds $1,000,000;

               (vi) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

               (vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment; or

               (viii) Any entity in which all of the equity owners are accredited investors.

          As used in this Paragraph 3.6(a), the term "net worth" means the excess of total assets over total liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this Paragraph 3.6(a), "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, each Investor should consider whether such Investor should add any or all of the following items to such Investor's adjusted gross income for income tax purposes in order to reflect more accurately such Investor's actual economic income: any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

            (b) Each Investor, as to such Investor severally and not jointly, further represents to the Company that, prior to such Investor's execution hereof, such Investor is an Accredited
Investor.

     3.7  Restricted Securities.

     Each Investor understands that the Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, each Investor is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

     3.8  Legends.

     To the extent applicable, each certificate or other document evidencing any of the Securities shall be endorsed with the legends substantially in the form set forth below:

          (a)  The following legend under the Securities Act:

          "THE  SHARES REPRESENTED HEREBY HAVE NOT BEEN
          REGISTERED UNDER THE SECURITIES ACT OF  1933,
          AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED,
          ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND
          UNTIL  REGISTERED UNDER SUCH ACT,  OR  UNLESS
          THE  COMPANY  HAS  RECEIVED  AN  OPINION   OF
          COUNSEL  OR  OTHER EVIDENCE, SATISFACTORY  TO
          THE   COMPANY  AND  ITS  COUNSEL,  THAT  SUCH
          REGISTRATION IS NOT REQUIRED."

          (b) Any legend imposed or required by the Company's Bylaws or applicable state securities laws.

     3.9  Context.

     Each Investor acknowledges and is aware of the following:

          (a)  An investment in the Company involves a high degree of risk.

          (b) The Company has disclosed a number of important matters on the Disclosure Letter (and elsewhere), all of which have been read and understood by the Investor prior to making a decision to invest in the Securities.

          (c) Neither the Company, its officers, directors, agents or employees, nor any other person, has represented, guaranteed or warranted to Investor, expressly or by implication, any of the following:

          * The amount of any profit or loss to be realized as a result of an investment in the Company;

          * The likelihood that the Company can achieve improved operating performance;

          * The likelihood that there will be a public market for the Conversion Shares at any point in the future;

          * Whether or not the Company will need to obtain additional financing after the Closing (and if it does, whether or not such additional financing will be available to the Company); or

          * Whether or not the Company can continue as a going concern after the Closing.

4.   CONDITIONS OF INVESTORS' OBLIGATIONS AT CLOSING.

     The obligations of each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

     4.1  Representations and Warranties.

     The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

     4.2  Performance.

     The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     4.3  Qualifications.

     All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Convertible Notes and Warrants pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     4.4  Proceedings and Documents.

     All corporate and other proceedings in connection with the transactions contemplated at the Closing shall be completed, and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, which shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     4.5  Board of Directors.

     Effective as of the Closing, the directors of the Company shall be William Y. Tauscher, Richard Anderson, David Dalton,
James Upfield, Scott Upfield and Richard W. Griner.

     4.6  Investors' Rights Agreement.

     The Company and each Investor shall have entered into the Investors' Rights Agreement in the form attached hereto as Exhibit C.

     4.7  Voting Agreement.

     The Company, each Investor and James Upfield shall have entered into the Voting Agreement in the form attached hereto as Exhibit D.

     4.8  Options.

     The Company and Richard Anderson shall have entered into that Stock Option Agreement attached as Exhibit E hereto (the "Anderson Option") which such Anderson Option shall grant to Richard Anderson the right and option to acquire up to 500,000 shares of Common Stock of the Company on the terms and conditions noted therein.

     4.9  Tauscher Services Agreement

     The Company and William Y. Tauscher shall have entered into that Services Agreement attached as Exhibit F hereto (the "Tauscher Agreement") which such Tauscher Agreement shall provide that William Y. Tauscher shall be engaged by the Company as Chairman of the Board of the Company immediately after the Closing at an annual base salary of $120,000 and such other terms and conditions as contained therein.

     4.10 Anderson Employment Agreement

     The Company and Richard Anderson shall have entered into that Employment Contract attached as Exhibit H hereto (the "Anderson Agreement") which such Anderson Agreement shall provide that Richard Anderson shall be employed by the Company as President and Chief Executive Officer of the Company immediately after the Closing at an annual base salary of $240,000 and such other terms and conditions as contained therein.

     4.11 Warrants

     The Company shall have issued to each of David Dalton and the Leonard Kee Living Trust a Warrant to purchase 51,370 shares of Common Stock of the Company and a Warrant to William Y. Tauscher to purchase 147,260 shares of Common Stock of the Company (a form of such Warrant being attached hereto as Exhibit H), on the terms and conditions specified therein.

5.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.

     The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

     5.1  Representations and Warranties.

     The representations and warranties of each Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

     5.2  Qualifications.

     All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Convertible Notes and the Warrants pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     5.3  Subordination Agreement.

     The Investors shall have entered into a Subordination
Agreement in form and substance satisfactory to the Company's senior lenders.

6.   COVENANTS.

     Until such time as the Convertible Notes have been completely repaid or converted:

     6.1  Reserved Shares.

     The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the conversion in full of the Convertible Notes and the issuance of the Conversion Shares thereunder.

     6.2  Restrictions on Certain Amendments.

     The Company will not, without the prior written consent of a Majority of the Investors, amend the rights and privileges granted under the Convertible Notes, to adversely affect the rights or privileges granted under the Convertible Notes.

     6.3  Restricted Payment.

     The Company shall not make any Restricted Payment. As used herein "Restricted Payments" means (a) any direct or indirect payment of any distribution or dividend (other than a stock dividend) or (b) any management, consulting or other similar fees, or any interest thereon payable to any person other than an unrelated third party; provided, however, that Restricted Payments shall not include any arms length consulting agreements with consultants of the Company which are approved by the Board of Directors of the Company.

     6.4  Amendment of Organizational Documents.

     The Company shall not permit any amendment to its Certificate of Incorporation so as to adversely affect the rights or privileges granted under the Convertible Notes.

     6.5  Stock Option Plan

     The Company agrees that, as soon as practicable following the Closing, it will use its best efforts to effect an increase in the number of shares of Common Stock issuable under the Company's 1999 Omnibus Securities Plan (the "Plan") by 250,000 shares, such number of shares to be used to support additional stock option grants to be made to key employees of the Company and other eligible optionees specified in the Plan. Further, the Company agrees to take all action necessary or advisable to amend the Company's Registration Statement on Form S-8 relating to the Plan (the "Amendment to the S-8") to add such additional 250,000 shares of Common Stock.

     6.6  Inclusion of Management Options in Amendment to the S-8.

     The Company agrees that, at the time it files the Amendment to the S-8, it shall use its best efforts to include in such Amendment, registration of the shares issuable under the Tauscher
Option and the Anderson Option.

7.   MISCELLANEOUS.

     7.1  Entire Agreement.

     This Agreement and the Ancillary Agreements constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants, except as specifically set forth herein or therein.

     7.2  Survival of Warranties.

     The warranties, representations, and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

     7.3  Successors and Assigns.

     Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any Convertible Note and Warrants sold hereunder or any Conversion Shares issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     7.4  Governing Law.

     This Agreement shall be governed by and construed under the laws of the State of Delaware except for the conflicts of laws provisions thereof.

     7.5  Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.6  Titles and Subtitles.

     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     7.7  Notices.

     Unless otherwise provided, all notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or by a nationally recognized courier addressed to the party to be notified at the address or facsimile number indicated for such person on the signature page hereof, or at such other address or facsimile number as such party may designate by ten
(10) days' advance written notice to the other parties hereto. All such notices and other written communications shall be effective on the date of mailing, confirmed facsimile transfer or delivery.

     7.8  Finder's Fees.

     Each of the parties hereto represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction, except to the extent set forth in the Disclosure Letter. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the cost and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible, other than for any finder's fee referenced in the Disclosure Letter.

     7.9  Expenses.

     Irrespective of whether the Closing is effected, the Company shall pay all its costs and expenses incurred with respect to the negotiation, execution, delivery, and performance of this Agreement and the Ancillary Agreements and the Investors shall pay all their costs and expenses incurred with respect to the negotiation, execution, delivery, and performance of this Agreement and the Ancillary Agreements.

     7.10 Attorneys' Fees.

     If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement, the Voting Agreement, any Ancillary Agreement or the Convertible Notes, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

     7.11 Amendments and Waivers.

     Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and a Majority of the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

     7.12 Severability.

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     7.13 Exculpation Among Investors.

     Each Investor acknowledges that such Investor is not relying upon any person, firm, or corporation, other than the Company, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.

     7.14 Tax Advice and Related Matters

     Notwithstanding any provision to the contrary contained herein or any agreements, understandings or negotiations prior to the date hereof, each Investor acknowledges and agrees that no representation or warranty has been made to any Investor by the Company, or any of its officers, employees, agents, accountants or attorneys with respect to any Federal, state or other tax consequences, or any usury laws, with respect to the transactions contemplated by this Agreement and that each Investor has relied exclusively on his independent counsel and tax advisors for all tax advice in connection herewith and therewith, and each Investor assumes all risks with respect thereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              TEMTEX INDUSTRIES, INC.


                              By:_____________________________
                              Name:___________________________
                              Title:__________________________

                              Address:  5400 LBJ Freeway, Suite 1375
                                        Dallas, Texas  75240-2602



                              INVESTORS:

                              WILLIAM Y. TAUSCHER



                              -----------------------------------

                              Address:  543 Forbes Boulevard
                                        South San Francisco, CA 94080-
                              2019


                              LEONARD KEE LIVING TRUST

                              By:  Leonard Kee, as Sole Trustee



                              -----------------------------------

                              Address:  543 Forbes Boulevard
                                        South San Francisco, CA
                              94080-2019


                              RICHARD ANDERSON



                              -----------------------------------

                              Address:  38 Lincoln Street
                                        Lexington, MA  02421



                              DAVID DALTON



                              -----------------------------------

                              Address:  2323 Bayside Drive
                                     Corona Del Mar, California 96226

Exhibit Index
-------------
Exhibit A -    Investor List
Exhibit B -    Form of Convertible Note
Exhibit C -    Form of Investors' Rights Agreement
Exhibit D -    Form of Voting Agreement
Exhibit E -    Form of Anderson Option
Exhibit F -    Form of Tauscher Services Agreement
Exhibit G -    Form of Anderson Employment Agreement
Exhibit H -    Form of Warrant

                            EXHIBIT A
                               to
                     Note Purchase Agreement


 ==============================================================


    Investor Name                  Principal Amount
                                      of Note
--------------------------------   ----------------
1.  William Y. Tauscher                $430,000
2.  The Leonard Kee Living Trust       $150,000
3.  Richard Anderson                   $ 20,000
4.  David Dalton                       $150,000
                                   ----------------
          TOTAL                        $750,000